Exhibit 99.1

Roadshow Script

Henrik Fisker, Fisker Inc.

Hi, I’m Henrik Fisker, Founder, Chairman and Chief Executive Officer of Fisker Inc. I’m excited to share the story of our company today, including some of our latest business developments, and want to thank you for your interest.

At Fisker, we have a great sustainable growth story to tell. Our vision is simple – a clean future for all. To play our part in achieving this goal, our mission is to create the world’s most emotional and sustainable vehicles.

We strive to accomplish this by producing a zero emission vehicle that uses sustainable materials and green technologies, doing so by minimizing our manufacturing carbon footprint versus the traditional vehicle production model.

Looking at the automotive landscape today, we see it facing a huge disruption over the next 5-7 years as it confronts several large challenges. Starting with electrification as the single largest disruptor for the industry, these challenges include the need to develop new technologies, a need for the development of new digital customer experiences, and a fundamental shift in the significance of software over hardware.

Historically, a car’s brand, reputation, or appeal has been a function of its hardware. As such, hardware has often been treated by automotive manufacturers as a unique, proprietary focus in vehicle development. As hardware in electric vehicles such as motors, batteries, electric steering racks and many other parts become non-differentiators and increasingly commoditized, we believe software development will become the true differentiator for an automobile, and we expect there to be several suppliers of high volume, high quality cost optimized electric vehicle platforms.

At Fisker, we are focusing on trends that we see unfolding in the interests and tastes of the modern consumer, and these observations underpin our business strategy. Specifically, we see four points that are worth noting:

First, consumer appreciation for a vehicle. While design and the emotional appeal of a beautiful car will always be paramount, the way a consumer thinks about a vehicle is completely changing. A young person’s first ride is often now likely in the back seat of a ride-share vehicle. As such, the interior and exterior design, proportions, and character-building software of a vehicle will be increasingly important.

Second, the digital experience. We believe that providing a seamless digital experience is the optimal way to interact with our customers. Starting with the Flexee app we launched in 2019, we intend to use an entirely digital customer experience.

Third, reduced cost of ownership through lower insurance costs. Spending on insurance is a necessity–it is an expense in the truest sense of the word and not an expenditure that brings joy to the consumer. Spare parts are actually a big component of insurance costs and as such, we have focused our business model on minimizing insurance costs by lowering pricing for spares.

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And fourth, commitment. We find that consumers are increasingly striving to achieve less commitment when it comes to their vehicle. Our innovative flexible lease model is very unique. This commercial model allows for the consumer to make a modest down payment on a car, followed by typical monthly payments. The consumer then has the ability to turn in the car in whatever timeframe he or she would like–they could keep the car for a month or for years. The car will be under full warranty and refurbished as necessary when returned, and then redeployed to another customer at a slightly lower price. This cycle will repeat over an 8-year period, allowing us to maximize vehicle economics, while delivering unrivaled consumer flexibility.

Given our views on these trends and the factors that we think will matter most to the consumer, we are de-emphasizing the need to dedicate our own resources on hardware and view partnerships as the ideal business model.

To elaborate – we are looking for like-minded, large OEMs that share our views on how the market is evolving, and as such, are willing to provide a fully developed platform, or skateboard, on which we can build our vehicle with our own Fisker software and other consumer facing features both in the interior and on the exterior. Platform sharing is about risk mitigation, cost optimization and being faster to market. With an established OEM, experienced and precision engineering is world class from day one and the learning curve for the total enterprise is reduced by orders of magnitude, resulting in high quality assembled cars.

Further, today, the automotive production industry suffers from an estimated 20% overcapacity. Specifically, we estimate that the industry has the capacity to produce approximately 100 million vehicles today versus current production of around 80 million. It is with this in mind that we have decided to seek out a partnership with an existing manufacturer rather than adding additional production capacity. This approach lowers our upfront costs, while also supporting our ESG mission by reducing the carbon footprint of our operations.

Ultimately, by seeking out a partner that will provide a developed platform, we will accomplish an asset light model that is not heavily vertically-integrated, and which we believe is substantially de-risked. As such, we can focus exclusively on innovation in consumer-facing areas of the car, which are software, sustainability and a highly emotional design.

We are confident that this asset light model will allow us to deliver a compelling, affordable vehicle with an unparalleled digital consumer experience. Most importantly, we believe this model will result in a very dependable, attractive free cash flow profile over the long-term and beginning in 2023, which is expected to be our first full year of deliveries of our first vehicle, the Fisker Ocean all electric vehicle. We continue to believe the vehicle will be ready for delivery as early as the end of 2022.

Briefly on the Fisker Ocean. This car is in the premium category of the market and specifically premium SUVs, which sell in the approximately 40 thousand dollar price range. We are focusing on this segment as it is the automotive industry’s largest and fastest growing part of the market. We were proud to first unveil the Fisker Ocean at CES 2020, where it was met with significant accolades, receiving more awards than any other carmaker at the event.

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Interest in the Fisker Ocean has been growing quickly. Per our latest update, we have received more than 31,000 indications of interest and more than 7,000 pre-reservations. And, reservations keep coming in every day. We are incredibly excited to see such rapid growth in interest for the Fisker Ocean.

Further, we have also seen through A.I. online research that Fisker Inc. is now trending among the top 35 car companies in the world for positive attention in electric vehicle searches. And, might I say with a humble voice, I’m trending in the top 3 in this category.

In short, we have and continue to gain amazing traction. We are also expanding our team at a pace necessary to achieve our continued growth, hiring at least 5 new colleagues every week, with a focus on adding to our team of highly skilled software engineers. To this point, our already established virtual innovation lab in Silicon Valley has a growing team of software engineers already hard at work on the Fisker program.

In addition to expanding our in-house team, we were also excited to recently announce the addition of several members to our Board of Directors, comprised of a world-class team of business leaders. Our leadership team looks forward to working with our Board of Directors, whose collective focus on and commitment to ESG leadership will continue to drive our path forward.

We also recently announced our portfolio expansion plan, which calls for us to have four vehicles in production by 2025. In addition to the Ocean SUV, we will be rolling out a super-sports sedan based on the EMotion concept, a sports crossover, and a pickup truck. We are excited to bring you more news on these developments as they evolve.

We have worked closely and collaboratively with several partners over the last several years as we built our company and positioned Fisker to launch the world’s first digital car company, with industry leading margins. Given the great momentum we have seen, particularly in the recent weeks since announcing the merger with Spartan, inbounds and conversations with these partners have increased and elevated. While we, like anyone, continue to have preferred partners in each area of development, including platform, manufacturing, service, and logistics, it is critical that we are never reliant on a single partner.

It is also a reality when working with world-class partners that they might not move at our speed. This is something of which we must be respectful. To this point, we have not achieved our goal of signing a cornerstone agreement with VW by the end of July 2020 as we previously anticipated. We look forward to continuing discussions with VW again in September after the traditional European summer holidays. We remain in conversation with several other potential OEMs and suppliers that would be able to fit within our unique business model and we believe will enable us to enter into definitive manufacturing and supply agreements before year-end.

To round out, we are pursuing an industry changing business model that will deliver Emass, or Emobility as a service, with the most sustainable, emotional design to deliver ultimate value to the consumer, while driving the biggest profits in the automotive industry. This is our commitment, and we are on target to deliver on this.

We look forward to completing this transaction with Spartan and Apollo and transitioning to the public markets as the world’s first digital car company. Thank you.

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